Exhibit 99.1

Paragon Offshore Announces Confirmation of Restructuring Plan

06/07/2017

HOUSTON, June 07, 2017 (GLOBE NEWSWIRE) — Paragon Offshore plc (“Paragon” or the “company”) (OTC:PGNPQ) announced today that the United States Bankruptcy Court has approved the company’s consensual plan of reorganization (the “Consensual Plan”) under chapter 11 of the United States Bankruptcy Code that the company announced on May 2, 2017.  Under the Consensual Plan, Paragon’s existing equity will be deemed worthless and the company’s secured creditors and unsecured bondholders will receive equity in a new reorganized parent company.  In confirming the plan, the Bankruptcy Court overruled all objections raised at confirmation, including those raised by an unofficial committee of equity holders.

Paragon is planning for its emergence from chapter 11 in early July; however, this timing is subject to the completion of certain conditions precedent to emergence including, among other things, Paragon’s legal entity restructuring.

Following the ruling, Mr. Dean E. Taylor, President and Chief Executive Officer of Paragon, said, “We are extremely gratified to have received this ruling.  Thanks are due to our employees, our board of directors, our creditors, and the professionals retained by Paragon and its creditors.  Without their hard work and dedication, we could not have achieved this result, which allows us to emerge from the shadow of bankruptcy and return to our core business of delivering Safe, Reliable, and Efficient services to our customers.”

Additional Information

Details of the Consensual Plan can be found in the Current Report on Form 8-K filed by the company with the U.S. Securities and Exchange Commission (the “SEC”) on May 3, 2017.  Additional information will be available on Paragon’s website at www.paragonoffshore.com or by calling Paragon’s Restructuring Hotline at 1-888-369-8935.

Neville Barry Kahn and David Philip Soden were appointed Joint Administrators of Paragon Offshore Plc on 23 May 2017. The affairs, business and property of the Company are managed by the Joint Administrators. The Joint Administrators act as agents of the Company and contract without personal liability. In performing their work in relation to this appointment, the Joint Administrators are bound by the Insolvency Code of Ethics, a link to which has been provided on the website set up for this case at www.deloitte.com/uk/paragonoffshoreplc.

Weil, Gotshal & Manges LLP is serving as legal counsel to Paragon and Lazard is serving as financial advisor.  Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel to the Creditors’ Committee and Ducera Partners LCC is serving as financial advisor.  Simpson Thacher & Bartlett LLP is serving as legal counsel to the Revolver Agent and PJT Partners is serving as financial advisor.  Freshfields Bruckhaus Deringer LLP is serving as legal counsel to the Term Loan Agent and FTI Consulting, Inc. is serving as financial advisor.

Forward-Looking Disclosure Statement

This document contains forward-looking statements. Statements regarding the Consensual Plan, its ability to implement the proposed transaction set forth under the Consensual Plan, Paragon’s operations and services, and the bankruptcy process including timing of emergence, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the general nature of the oil and gas industry, risks associated with the company’s restructuring, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of Paragon’s annual report on Form 10-K for the fiscal year ended December 31, 2016, Paragon’s most recently filed report on Form 10-Q, and in Paragon’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

About Paragon Offshore

Paragon is a leading provider of standard specification offshore drilling services.  Paragon’s operated fleet includes 32 jackups, including two high specification heavy duty/harsh environment jackups, four drillships, and one semisubmersible.  Paragon’s primary business is contracting its rigs, related equipment and work crews to conduct oil and gas drilling and workover operations for its exploration and production customers on a dayrate basis around the world. Paragon’s principal executive offices are located in Houston, Texas. Paragon is a public limited company registered in England and Wales with company number 08814042 and registered office at 20-22 Bedford Row, London, WC1R 4JS, England. Additional information is available at www.paragonoffshore.com.

For additional information, contact:

For Investors & Media:

Lee M. Ahlstrom

Senior Vice President & Interim Chief Financial Officer

+1.832.783.4040

Source: Paragon Offshore Services LLC